Exhibit 16.1
[GRANT THORNTON LETTERHEAD]
November 24, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	CBaySystems Holdings Limited Amendment No. 1 to Registration Statement on Form S-1 Filed on November 23, 2010 File No. 333-169997
Dear Sir or Madam:
We have read the Changes in Independent Auditors sub-section to the Management’s Discussion and Analysis of Financial Condition and Results of Operations section on page 76 of Amendment No. 1 to the Registration Statement on Form S-1 of CBaySystems Holdings Limited, filed November 24, 2010, and agree with the statements concerning Grant Thornton India contained therein.
Very truly yours,

/s/ GRANT THORNTON, INDIA